Exhibit 10.13

PHASERX, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is entered into as of [month, day], 2014, by and between PhaseRx, Inc., a Delaware corporation (the “Corporation”), and [_______](“Indemnitee”).

RECITALS

A.           The Corporation and Indemnitee recognize the continued significant risks to highly competent directors, officers, employees, agents and fiduciaries, and the reluctance of persons to serve private or publicly held Corporations in such capacities unless they are provided with adequate protection through insurance and indemnity against the inordinate risks of claims and actions against them arising from their service to the Corporation.

B.           The Corporation and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks.

C.           The Corporation desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Corporation and, in part, in order to induce Indemnitee to continue to provide services to the Corporation, wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by Delaware law.

D.           In view of the considerations set forth above, the Corporation desires that Indemnitee be indemnified by the Corporation as set forth herein.

NOW, THEREFORE, the Corporation and Indemnitee hereby agree as follows:

1.          Indemnification.

(a)          Indemnification of Expenses. The Corporation shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Corporation, or any subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an “Indemnifiable Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Corporation as soon as practicable but in any event no later than 10 days after written demand by Indemnitee therefor is presented to the Corporation.

(b)          Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Corporation under Section 1(a) shall be subject to the condition that the Reviewing Party (as defined in Section 8(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(c) hereof is involved) that Indemnitee would not be permitted to be indemnified under Delaware law, and (ii) the obligation of the Corporation to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under Delaware law, the Corporation shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in the Court of Chancery of the State of Delaware to secure a determination that Indemnitee should be indemnified under Delaware law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under Delaware law shall not be binding and Indemnitee shall not be required to reimburse the Corporation for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Corporation for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 8(c) hereof), the Reviewing Party shall be selected by the Board of Directors, unless the Indemnitee elects to have the Reviewing Party be Independent Legal Counsel (as defined in Section 8(d) hereof) selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). If there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(c) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under Delaware law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Indemnitee.

(c)          Change in Control. The Corporation agrees that if there is a Change in Control of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Corporation’s Certificate of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel shall be selected by Indemnitee and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under Delaware law and the Corporation agrees to abide by such opinion. The Corporation agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)          Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 7 hereof, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit, proceeding, inquiry or investigation referred to in Section (1)(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith.

2.          Expenses; Indemnification Procedure.

(a)          Advancement of Expenses. The Corporation shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Corporation to Indemnitee as soon as practicable but in any event no later than ten (10) days after written demand by Indemnitee therefor to the Corporation.

(b)          Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitees’ right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement; provided, however, that any failure to or delay in giving such notice shall not affect Indemnitee’s rights to, or the Corporation’s obligation to provide, indemnification hereunder except to the extent that the Corporation is actually prejudiced thereby. Notice to the Corporation shall be directed to the Chief Executive Officer of the Corporation at the address shown on the signature page of this Agreement (or such other address as the Corporation shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitees’ power.

(c)          No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by Delaware law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under Delaware law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Corporation to establish that Indemnitee is not so entitled.

(d)          Notice to Insurers. If, at the time of the receipt by the Corporation of a notice of a Claim pursuant to Section 2(b) hereof, the Corporation has liability insurance in effect which may cover such Claim, the Corporation shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e)          Selection of Counsel. In the event the Corporation shall be obligated hereunder to pay the Expenses of any Claim, the Corporation shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Claim at Indemnitee expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Corporation, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Corporation and Indemnitee in the conduct of any such defense, or (C) the Corporation shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee counsel shall be at the expense of the Corporation. The Corporation shall have the right to conduct such defense as it sees fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of the Indemnitee so long as any such settlement includes a complete release of Indemnitee and does not impose any obligation on Indemnitee other than the payment of money for which the Corporation will be obligated.

3.          Additional Indemnification Rights; Nonexclusivity.

(a)          Scope. The Corporation hereby agrees to indemnify Indemnitee to the fullest extent permitted by Delaware law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Corporation’s Certificate of Incorporation, the Corporation’s Bylaws or by statute. In the event of any change after the date of this Agreement in any Delaware law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any Delaware law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 7(a) hereof.

(b)          Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Corporation’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

(c)          Primacy of Indemnification. The Corporation hereby acknowledges that one (1) or more of the directors nominated to serve on the Corporation’s Board of Directors by certain holders of the Company’s Preferred Stock (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of such holders of the Company’s Preferred Stock and certain of their affiliates (collectively, the “Fund Indemnitors”). The Corporation hereby agrees that if it is obligated to indemnify any Fund Director under this or any other agreement, any such indemnification obligations are primary to, and shall take precedence over, any similar obligation of the Fund Indemnitors. For the avoidance of doubt, the Corporation agrees not to assert claims against the Fund Indemnitors for contribution or subrogation where the Corporation is itself obligated to indemnify any Fund Director. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Corporation shall affect the foregoing and, in any case in which the Fund Directors are entitled to indemnification from the Corporation, the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Corporation.

4.          No Duplication of Payments. Except as provided in Section 3(c) hereof, the Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

5.          Partial Indemnification and Contribution.

(a)          Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a proceeding, but is not entitled, however, to indemnification for all of the total amount thereof, then the Corporation shall nevertheless indemnify the Indemnitee for such total amount except as to the portion thereof to which the Indemnitee is not entitled to indemnification. Without limiting the foregoing, if the Indemnitee is not wholly successful in such proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such proceeding, the Corporation shall indemnify Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(b)          Contribution. If the Indemnitee is not entitled to the indemnification provided in Section 1 for any reason other than the statutory limitations set forth in the Delaware law, then in respect of any threatened, pending or completed proceeding in which the Corporation is jointly liable with the Indemnitee (or would be if joined in such proceeding), the Corporation shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 5(b) were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

6.          Liability Insurance. To the extent the Corporation maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if Indemnitee is a director; or of the Corporation’s officers, if Indemnitee is not a director of the Corporation but is an officer; or of the Corporation’s key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

7.          Exceptions. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

(a)          Excluded Action or Omissions. To indemnify Indemnitee for Indemnitee’s acts, omissions or transactions from which Indemnitee may not be relieved of liability under Delaware law;

(b)          Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Corporation’s Certificate of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the Delaware General Corporation Law, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(c)          Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a Delaware court determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)          Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

8.          Construction of Certain Phrases.

(a)          For purposes of this Agreement, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)          For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries.

(c)          For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing more than 20% of the total voting power represented by the Corporation’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all of the Corporation’s assets.

(d)          For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(b) or Section 1(c) hereof, who shall not have otherwise performed services for the Corporation or Indemnitee within the last three (3) years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e)          For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Corporation’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f)          For purposes of this Agreement, “Voting Securities” shall mean any securities of the Corporation that vote generally in the election of directors.

9.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

10.         Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation, spouses, heirs, and personal and legal representatives. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Corporation or of any other enterprise at the Corporation’s request.

11.         Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Corporation to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a Delaware court having jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Corporation under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee material defenses to such action was made in bad faith or was frivolous.

12.         Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) three (3) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one (2) day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Indemnitee address as set forth beneath Indemnitee signatures to this Agreement and if to the Corporation at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

13.         Consent to Jurisdiction. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

14.         Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a Delaware court to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by Delaware law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

15.         Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

16.         Subrogation. Except as provided in Section 3(c) hereof, in the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

17.         Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18.         Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

19.         No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Corporation or any of its subsidiaries.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PHASERX, INC.

By:
Robert W. Overell
President and Chief Executive Officer

AGREED TO AND ACCEPTED BY:

[__________]

Address:

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